Exhibit 10.49 CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. CHANGE OF CONTROL PROTECTION PLAN Section 1. Purpose. The purpose of this Calumet Specialty Products Partners, L.P. Change of Control Protection Plan, effective as of March 13, 2023, is to provide assurances of specified benefits to eligible employees of the Employer whose employment is terminated in a Qualifying Termination in connection with a Change of Control. This Plan is intended to be an “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA and is maintained as an unfunded plan for the purpose of providing benefits to a select group of management or highly compensated employees within the meaning of 29 C.F.R. § 2520.104-24. Section 2. Definitions. a) “Accrued Obligations” means (i) all earned but unpaid Base Pay through the date of termination prorated for any partial period of employment, payable in accordance with customary payroll practices and the requirements of applicable law; (ii) any benefits to which such individual has a vested entitlement as of the date of termination, payable in accordance with the terms of any applicable benefit plan or as otherwise required by law; (iii) any accrued but unused vacation, payable in a lump sum with the individual’s final paycheck or as otherwise required by law; and (iv) any approved but not yet reimbursed business expenses incurred prior to the date of termination, payable in accordance with applicable policies of the Employer. b) “Act” means the Securities Exchange Act of 1934, as amended. c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the term “Affiliate” shall include The Heritage Group and any Affiliates of The Heritage Group. d) “Base Pay” means the annual base salary in effect for the Covered Executive immediately prior to termination of employment, and excludes any bonuses, incentive compensation, equity compensation or any other special payments. e) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act. f) “Board” means the Board of Directors of the General Partner. g) “Bonus” means the target annual cash bonus amount in effect for the Covered Executive in accordance with the General Partner’s annual cash incentive plan, or any other annual, quarterly or similar cash incentive program maintained by the

2 Employer, for the year in which the termination of employment occurs. h) “Cause” means, and shall be deemed to have occurred upon, one or more of the following events: i. commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Employer or other harmful or potentially harmful conduct to the Employer’s best interest, as reasonably determined by the Committee; ii. any conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony, or any crime involving moral turpitude; or iii. continued failure to substantially perform Covered Employee’s material obligations and duties of employment with the Employer; or iv. any material breach of any policy of the Employer applicable to the Covered Executive. i) “Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events: i. any “person” or “group”, within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Affiliate, becomes the Beneficial Owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the outstanding equity interests of the Company; ii. a Person other than the General Partner or an Affiliate of the General Partner becomes the general partner of the Company; iii. the sale or other disposition, including by liquidation or dissolution, of all or substantially all of the assets of the General Partner or the Company in one or more transactions to any Person other than an Affiliate; or iv. any other transaction, such as a reorganization, consolidation, sale of a business segment, spin-off, split-off, merger or similar event that the Board, in its sole discretion, determines to be a Change of Control with respect to a particular Covered Executive. j) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any guidance and/or regulations promulgated thereunder. k) “Code” means the Internal Revenue Code of 1986, as amended, and any guidance and/or regulations promulgated thereunder. l) “Committee” means the Compensation Committee of the Board or another duly constituted committee of the Board designated by the Board to administer this Plan. m) “Company” means Calumet Specialty Products Partners, L.P. and any successor partnership or other entity.

3 n) “Comparable Offer” means an offer of employment or continued employment with the Employer, a successor or an acquirer that: (i) provides for no less favorable Base Pay and Bonus, in the aggregate, than the Base Pay and Bonus provided to the Covered Executive immediately prior to the Change of Control, (ii) provides for welfare and retirement benefits that are substantially comparable in the aggregate to those received by the Covered Executive immediately prior to the Change of Control, and (iii) does not require a relocation of the primary location from which the Executive works (which may include a home office) to a location that increases the Covered Executive’s normal commute by more than 50 miles. o) “Covered Executive” means the Company’s Chief Executive Officer and each other employee of an Employer who, at the time of the Change of Control, (i) is a Vice President or above and (ii) directly reports to the Company’s Chief Executive Officer, as well as any other employee of an Employer specifically designated by the Committee for participation in this Plan. p) “Deferred Compensation Plan” means the Calumet Specialty Products Partners, L.P. Executive Deferred Compensation Plan, as the same may be amended from time to time. q) “Disability” means (i) a Covered Executive’s inability to perform the essential functions of their position by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Covered Executive is, by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan of the Employer. r) “Employer” means, collectively, the Company, the General Partner, and each Affiliate which has adopted this Plan as a participating employer. An Affiliate may evidence its adoption of this Plan by a formal action of its governing body. An entity will cease to be a participating Employer as of the date such entity ceases to be an Affiliate. For purposes of determining the entity responsible for making payments hereunder to a Covered Executive, “Employer” shall mean the legal entity on whose payroll records the Covered Executive is listed. s) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any guidance and/or regulations promulgated thereunder. t) “General Partner” means Calumet GP, LLC, a Delaware limited liability company. u) “Good Reason” means the occurrence of any of the following, without the Covered Executive’s written consent: i. a material reduction in the Covered Executive’s Base Pay;

4 ii. a material reduction in the Covered Executive’s Bonus; iii. the relocation of the primary location from which the Covered Executive works (which may include a home office) to a location that increases the Covered Executive’s normal commute by more than 50 miles; or iv. a material diminution in the authority, duties or responsibilities of the Covered Executive. For a resignation to be for “Good Reason,” (1) the Covered Executive must provide written notice to the Committee specifying the alleged grounds for Good Reason within 20 calendar days after its occurrence (or if later, the covered Executive’s first knowledge of its occurrence), (2) the Employer must have failed to cure such grounds within 15 calendar days following the receipt of such notice, and (3) the Covered Executive must resign within 20 calendar days following the expiration of such cure period. v) “LTIP” means the Calumet GP, LLC Amended and Restated Long-Term Incentive Plan, as may be amended from time to time, and any successor equity compensation plan of the Company. w) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity. x) “Plan” means this Calumet Specialty Products Partners, L.P. Change of Control Protection Plan, as amended from time to time. y) “Plan Benefit” means the payments and benefits specified for a Covered Executive in Appendix A, as the same may be amended by the Committee from time to time. z) “Protection Period” means the period commencing 30-days prior to the date a Change of Control is consummated and ending on the 12-month anniversary thereof. aa) “Qualifying Termination” means a Covered Executive’s termination of employment with the Employer and its subsidiaries either by the Employer without Cause or by the Covered Executive for Good Reason. Section 3. Eligibility. a) A Covered Executive shall be automatically eligible to participate in this Plan upon becoming a Covered Executive. b) Unless otherwise provided by the Committee, a Covered Executive shall not be eligible for Plan Benefits if: i. the Covered Executive voluntarily terminates employment with the Employer for any reason other than Good Reason, including retirement or job abandonment;

5 ii. the Covered Executive terminates employment as a result of death or Disability; iii. the Covered Executive’s employment is terminated by the Employer for Cause; iv. the Covered Executive voluntarily rejects a Comparable Offer for employment during the Protection Period; or v. the Covered Executive’s employment is terminated at any time outside of the Protection Period. c) As a condition to receiving the Plan Benefits, the Covered Executive must execute and not revoke a separation and release of claims agreement in a form provided by the Employer (the “Separation Agreement”). The Separation Agreement must be executed and delivered to the Employer within the period of time set forth therein. Section 4. Plan Benefits. a) In the event of a Covered Executive’s termination of employment for any reason, such Covered Executive shall be entitled to receive the Accrued Obligations. Participation in all benefit plans of the Employer will terminate upon a Covered Executive’s date of termination except as otherwise specifically provided in the applicable plan. b) In the event of a Covered Executive’s Qualifying Termination, the Covered Executive will be eligible to receive the Plan Benefits in accordance with the terms hereof. The Plan Benefits for a Covered Executive shall be determined as set forth in Appendix A, as the same may be amended by the Committee from time to time. c) To the extent that any Covered Executive receives payment under this Plan in excess of the Plan Benefits to which such Covered Executive is entitled, the Covered Executive shall promptly return any excess to the Employer upon request (to the fullest extent permitted by applicable law); moreover, the Plan Benefits shall be subject to repayment upon the Employer’s discovery of any act or occurrence that would have been grounds for termination of employment for Cause had Employer known of such act or occurrence at the time of the Covered Executive’s termination of employment. Section 5. Administration. a) This Plan shall be administered by the Committee in its sole and absolute discretion, and all determinations by the Committee shall be final, binding, and conclusive on all parties. The Employer reserves the right to, and may, enhance a Covered Executive’s Plan Benefits, in writing, in its sole discretion and without an amendment to this Plan, and may provide for other forms of severance pay or benefits. b) In the event of any conflict or inconsistency between another document and the terms of this Plan, the terms and conditions of this Plan shall govern and control.

6 c) The Committee shall have the authority, consistent with the terms of this Plan, to (i) designate Covered Executives, (ii) determine the terms and conditions relating to the Plan Benefit, if any, (iii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in this Plan, (iv) establish, amend, suspend or waive any rules and procedures with respect to this Plan, and (v) make any other determination and take any other action that the Committee deems necessary or desirable for administration of this Plan, including, without limitation, the timing and amount of payments. The Committee may delegate to one or more of the officers of the Employer the authority to act on behalf of the Committee in administering this Plan. Section 6. Funding. The obligations of the Employer under this Plan are not funded through contributions to a trust or otherwise, and all benefits shall be payable from the general assets of the Employer. Nothing contained in this Plan shall give a Covered Executive any right, title or interest in any property of the Employer. Covered Executives shall be mere unsecured creditors of the Employer. Section 7. Code Section 409A. a) Compliance. Notwithstanding anything herein to the contrary, this Plan is intended to be interpreted and applied so that the payments and benefits set forth herein either shall be exempt from the requirements of Code Section 409A or shall comply with the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted to be exempt from or in compliance with Code Section 409A. To the extent that the Company determines that any provision of this Plan would cause a Covered Executive to incur any additional tax or interest under Code Section 409A, the Company shall be entitled to reform such provision to attempt to comply with or be exempt from Code Section 409A through good faith modifications. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Covered Executives and the Company without violating the provisions of Code Section 409A. Notwithstanding any of the foregoing to the contrary, none of the Company or its subsidiaries or affiliates or any of their officers, directors, members, employees, agents, advisors, predecessors, successors, or equity holders shall have any liability for the failure of this Plan to be exempt from, or to comply with, the requirements of Section 409A of the Code. Each payment and/or benefit provided hereunder shall be a payment in a series of separate payments for purposes of Code Section 409A. b) Separation from Service. Notwithstanding anything in this Plan to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan unless such termination is also a “separation from service” within the meaning of Code Section 409A.

7 c) Reimbursements. To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Plan constitutes nonqualified deferred compensation (within the meaning of Code Section 409A): i. any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by the Covered Executive, ii. the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and iii. the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period in which the arrangement is in effect. Section 8. Amendment and Termination. Prior to the consummation of a Change of Control, the Committee may amend or terminate this Plan at any time, without notice, and for any or no reason, except as prohibited by law. No such action shall adversely affect the rights of any Covered Executive who has previously experienced a Qualifying Termination without the Covered Executive’s written consent. Upon or after the consummation of a Change of Control, the Company and the Committee may not, without a Covered Executive’s written consent, amend or terminate this Plan in any way, nor take any other action, that (i) prevents that Covered Executive from becoming eligible for the Plan Benefits, or (ii) reduces or alters to the detriment of the Covered Executive the Plan Benefits payable, or potentially payable, to a Covered Executive under this Plan (including, without limitation, imposing additional conditions on such payments or benefits). This Plan shall automatically terminate upon the later of the (i) payment of all applicable benefits under this Plan or (ii) 90 days following the end of the Protection Period. Section 9. Employment at Will. Nothing in this Plan or any other act of the Employer shall be considered effective to change a Covered Executive’s status as an at-will employee or guarantee any duration of employment. Either the Employer or a Covered Executive may terminate the employment relationship at any time, for any reason or no reason, and with or without advance notice. Section 10. Transfer and Assignment; Effect of Death. In no event may any Covered Executive sell, transfer, anticipate, assign or otherwise dispose of any right or interest under this Plan. At no time will any such right or interest be subject to the claims of creditors nor liable to attachment, execution, or other legal process. If a Covered Executive dies prior to receiving full payment of benefits to which he or she is entitled, any unpaid

8 benefits will be paid to the Covered Executive’s surviving spouse, or if the Covered Executive does not have a surviving spouse, to the Covered Executive’s estate. Section 11. Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed and enforced as if such provision had not been included. Section 12. Successors. Any successor to the Employer of all or substantially all of the Employer’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or other transaction) will assume the obligations under this Plan and agree expressly to perform the obligations under this Plan in the same manner and to the same extent as the Employer would be required to perform such obligations in the absence of a succession. For all purposes under this Plan, the term “Employer” will include any successor to the Employer’s business and/or assets which become bound by the terms of this Plan by operation of law, or otherwise. Section 13. Withholding; Taxes. The Employer shall withhold from Plan Benefits all federal, state and local income or other taxes required to be withheld therefrom and any other required payroll deductions. Section 14. Compensation. Benefits payable hereunder shall not constitute compensation under any other plan or arrangement, except as expressly provided in such plan or arrangement. Section 15. Entire Agreement. This Plan represents the entire agreement of the Employer and such Covered Executive with respect to the subject matter hereof and supersedes all prior understandings, whether written or oral. Section 16. Governing Law. The provisions of this Plan will be construed, administered, and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof. Section 17. Claims and Appeals. a) Claims Procedure. Any Covered Executive or other person who believes they are entitled to any payment under this Plan may submit a claim in writing to the Committee (or its authorized delegate). Such claim must be submitted within 90 days of the earlier of:

9 i. the date the claimant learned he or she is entitled to benefits under this Plan, or ii. the date the claimant learned that he or she will not be entitled to any benefits under this Plan. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of this Plan on which the denial is based. The notice also will describe any additional information needed to support the claim and this Plan’s procedures for appealing the denial. The denial notice will be provided within 90 days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial 90 day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render its decision on the claim. b) Appeal Procedure. If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Committee for a review of the decision denying the claim. Review must be requested within 60 days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review. The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments in writing. The Committee will provide written notice of its decision on review within 60 days after it receives a review request. If additional time (up to 60 days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render its decision. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of this Plan on which the denial is based. The notice also will include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA. Section 18. Certain Excise Taxes. Notwithstanding anything to the contrary in this Plan, if a Covered Executive is a “disqualified individual” (as defined in Section 280G(c) of the Code), and the Plan Benefit provided for under this Plan, together with any other payments and benefits which the Covered Executive has the right to receive from the Employer or any other Person, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the Plan Benefit provided for under this Plan shall be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits received by the Covered Executive will be $1.00 less than three times the Covered

10 Executive’s “base amount” (as defined in Section 280G(b)(3) of the Code) and so that no portion of such amounts and benefits received by the Covered Executive shall be subject to the excise tax imposed by Section 4999 of the Code, or (b) paid in full, whichever produces the better net after-tax position to the Covered Executive (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). The determination as to whether any such reduction in the amount of the payments provided hereunder is necessary shall be made by the Employer in good faith. If a reduced payment is made or provided and through error or otherwise that payment, when aggregated with other payments and benefits used in determining if a parachute payment exists, exceeds $1.00 less than three times the Covered Executive’s base amount, then the Covered Executive shall immediately repay such excess to the Employer upon notification that an overpayment has been made. Nothing in this Plan shall require the Employer to be responsible for, or have any liability or obligation with respect to, the Covered Executive’s excise tax liabilities under Section 4999 of the Code.

11 Exhibit A Plan Benefits 1. Cash Payment. An amount in cash, payable by the Employer in lump sum promptly and in all events within 30 days following the date on which the Separation Agreement required by Section 3(c) becomes effective and irrevocable, equal to the sum of the Covered Executive’s (i) Base Pay plus (ii) Bonus, multiplied by the multiple set forth below for the Covered Executive’s role: Position Cash Payment Multiple Chief Executive Officer 1.5X All Other Covered Executives 1.0X Notwithstanding the foregoing, if the period within which a Covered Executive could execute and revoke the Separation Agreement spans two calendar years, the Plan Benefit hereunder shall be payable in the second calendar year. 2. Other Benefits. a) Continued medical, dental and vision benefits coverage for the Covered Executive and his or her covered dependents for 12 months following the date of termination at the Employer’s expense; provided, that if the continued coverage contemplated hereunder cannot be provided under applicable Employer plans or policies or would be discriminatory and would result in the imposition of excise taxes or other liabilities on the Employer or its subsidiaries for failure to comply with any requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable), or other applicable law, the Covered Executive shall instead receive a lump sum cash payment equal to the monthly COBRA premium amount for the Covered Executive and his or her covered dependents’ continuation of medical, dental and vision coverage multiplied by 12, less any months of coverage previously provided. b) Reimbursement for the cost of outplacement services with a provider designated by the Employer, provided that the cost of such reimbursement shall not exceed $10,000 and such services must be provided within six months following the Qualifying Termination. c) All outstanding, unvested time-based and performance-based equity or equity-based incentives granted under the LTIP held by the Covered Executive shall accelerate and vest in full effective as of immediately prior to such Qualifying Termination. For purposes hereof, performance-based equity awards shall vest at the greater of target or actual performance through the date of such Qualifying Termination. d) In accordance with Section 5.7 of the Deferred Compensation Plan, upon a Qualifying Termination, any Units or Phantom Units (each as defined in the Deferred

12 Compensation Plan) held by the Covered Executive under the Deferred Compensation Plan shall be distributed and governed in accordance with Section 2(c), above, and the otherwise applicable terms of the LTIP.